Exhibit (f)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-273783 and 333-291571 on Schedule B of our report dated March 6, 2026, relating to the financial statements of Oesterreichische Kontrollbank Aktiengesellschaft appearing in this Annual Report on Form 18-K for the year ended December 31, 2025.

/s/ Deloitte Audit Wirtschaftsprüfungs GmbH

Vienna, Austria

Date: May 8, 2026